TRINITY INDUSTRIES, INC.
14221 N. DALLAS PARKWAY, SUITE 1100
DALLAS, TX 75254

D74148-P67635

Your **Vote** Counts!

TRINITY INDUSTRIES, INC.

2022 Annual Meeting
Vote by May 8, 2022 11:59 PM ET. For shares held in a Plan, vote by May 4, 2022 11:59 PM ET.



You invested in TRINITY INDUSTRIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 9, 2022.**

Get informed before you vote

View the Notice, Proxy Statement, and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 9, 2022
8:30 AM CDT

TRINITY INDUSTRIES, INC.
14221 N. DALLAS PARKWAY
DALLAS, TX 75254

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) William P. Ainsworth 02) John J. Diez 03) Leldon E. Echols 04) Tyrone M. Jordan 05) S. Todd Maclin 06) E. Jean Savage 07) Dunia A. Shive	For
2. Advisory vote to approve named executive officer compensation.	For
3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.	For

NOTE: Any other matters that may properly come before the meeting or any adjournment thereof.

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